SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K/A

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CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES AND EXCHANGE ACT of 1934

January 19, 2005

Date of Report (Date of earliest event reported)

ICON INCOME FUND TEN, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-50654	35-2193184
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Fifth Avenue, 10th Floor

New York, New York 10011

(Address of principal executive offices)

(212) 418-4700

(Registrant's telephone number, including area code)

N/A

(former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ICON Income Fund Ten, LLC (the “Company”) hereby amends its Current Report on Form 8-K dated January 19, 2005 to provide the required pro forma financial statements of the Company relating to the acquisition by the Company of a container vessel subject to lease with ZIM Israel Navigation Co. Ltd. as described in such Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b)	Pro Forma Financial Information

The following financial statements of the Company are submitted at the end of this Form 8-K/A and are filed herewith and incorporated herein by reference.

(1)	Pro Forma Consolidated Balance Sheet as of December 31, 2004 (unaudited)
(2)	Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2004 (unaudited)
(3)	Notes to Pro Forma Consolidated Financial Statements December 31, 2004 (unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON Income Fund Ten, LLC

By: ICON Capital Corp., its Manager

Dated: March 29, 2005
	By:	/s/ Thomas W. Martin Thomas W. Martin
Executive Vice President

9.01(b).	PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

The following unaudited pro forma consolidated balance sheet and results of operations relate to the purchase of a container vessel, the Zim Italia, subject to lease with ZIM Israel Navigation Co. Ltd. (“ZIM”). The balance sheet is as of and for the year ended December 31, 2004 and assumes the acquisition occurred as of December 31, 2004. The consolidated results of operations are for the year ended December 31, 2004 and assume the acquisition occurred at January 1, 2004. The pro forma information is for informational purposes only and may not necessarily reflect the results of operations had this equipment been purchased and leased as of January 1, 2004.

ICON Income Fund Ten, LLC purchased, through a wholly-owned subsidiary, ICON Containership III, LLC, a 3,300 TEU container vessel, the ZIM Italia. The purchase price was $35,350,000, comprised of (i) $9,200,000 cash, and (ii) $26,150,000 of non-recourse indebtedness. An additional $359,470 in bank fees, legal expenses and other closing costs were paid or accrued and capitalized as part of the cost of the vessel. The non-recourse indebtedness has a five year term and bears interest at a fixed rate of 5.8% per year. The lender has a security interest in the vessel and an assignment of the rental payments under the lease with ZIM. The lease with ZIM has a five year term.

ICON Income Fund Ten, LLC

(A Delaware Limited Liability Company)

Pro Forma Consolidated Balance Sheet

December 31, 2004

(Unaudited)

	December 31, 2004	Pro Forma		December 31, 2004
	(Historical)	Adjustments		Pro Forma
Assets

Cash and cash equivalents	$25,006,190	$-	(1,2)	$25,006,190

Investments in operating leases:
Equipment, at cost	93,644,312	35,709,470	(2)	129,353,782
Accumulated depreciation	(7,097,993)	(4,667,394)	(4)	(11,765,387)
	86,546,319	31,042,076		117,588,395

Escrow deposits	19,001,619	(8,767,505)	(1,3)	10,234,114
Equipment held for sale or lease, net	477,715			477,715
Prepaid service fees, net	5,444,167			5,444,167
Due from affiliates	574,725			574,725
Investments in joint ventures	382,479			382,479
Other assets	85,139			85,139

Total assets	$137,518,353	$22,274,571		$159,792,924

Liabilities and Members' Equity

Notes payable - non-recourse	$47,795,602	$21,972,137	(2,3)	$69,767,739
Security deposits and other liabilities	360,802	303,965	(1,2)	664,767
Deferred rental income	1,248,166			1,248,166
Due to Manager and affiliates	129,831			129,831
Minority interest	1,075,900			1,075,900

Total liabilities	50,610,301	22,276,102		72,886,403

Members' equity	86,908,052	(1,531)		86,906,521

Total liabilities and members’ equity	$137,518,353	$22,274,571		$159,792,924

See accompanying notes to pro forma consolidated financial statements.

ICON Income Fund Ten, LLC

(A Delaware Limited Liability Company)

Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2004

(Unaudited)

	December 31, 2004	Pro Forma Adjustments		December 31, 2004
	(Historical)			(Pro Forma)
Revenues:
Rental income	$10,293,367	$5,856,000	(3)	$16,149,367
Net gain on sale of equipment	18,893			18,893
Income from investment in joint venture	8,146			8,146

Total revenues	10,320,406	5,856,000		16,176,406

Expenses:
Depreciation expense	8,396,861	4,667,394	(4)	13,064,255
Amortization of prepaid service fees	1,511,351			1,511,351
Interest	1,544,254	1,190,137	(3)	2,734,391
Management fees - Manager	644,184			644,184
Administrative expense
reimbursements - Manager	1,216,345			1,216,345
General and administrative	151,987			151,987
Minority interest	39,281			39,281

Total expenses	13,504,263	5,857,531		19,361,794

Net loss	$(3,183,857)	$(1,531)		$(3,185,388)

See accompanying notes to pro forma consolidated financial statements.

ICON Income Fund Ten, LLC

(A Delaware Limited Liability Company)

Notes to Pro Forma Consolidated Financial Statements

December 31, 2004

(Unaudited)

Note 1 - The pro forma adjustments relating to the purchase of the container vessel to the consolidated balance sheet and results of operations as of and for the year ended December 31, 2004 are as follows:

(1) Reverse escrow deposit for acquisition;
(2) To record acquisition of vessel;
(3) To record rental income and application of proceeds; and
(4) To record depreciation expense.